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Exhibit 10.3

SECOND AMENDMENT AND SUPPLEMENT
TO SENIOR SECURED REVOLVING CREDIT AGREEMENT

        THIS SECOND AMENDMENT AND SUPPLEMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT (this "Second Amendment") is made and entered into as of the 30th day of September 2002 (the "Effective Date"), among UNIVERSAL COMPRESSION, INC., a Texas corporation ("Borrower"); WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank, "Wachovia"), as administrative agent (in such capacity, the "Administrative Agent") for each of the lenders (the "Lenders") that is a signatory or which becomes a signatory to the hereinafter defined Credit Agreement; and the Lenders.

R E C I T A L S:

        A.    On February 9, 2001, the Borrower, the Lenders and the Administrative Agent entered into a certain Senior Secured Revolving Credit Agreement (as amended, modified or restated, the "Credit Agreement") whereby, upon the terms and conditions therein stated, the Lenders agreed to make certain Loans (as such term is defined in the Credit Agreement) and extend certain credit to the Borrower.

        B.    The Borrower, the Lenders and the Administrative Agent mutually desire to amend certain aspects of the Credit Agreement to, among other things, amend certain definitions and Section 9.13(b) of the Credit Agreement to adjust certain financial covenants.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Lenders and the Administrative Agent hereby agree that the Credit Agreement shall be amended as follows:

        1.    Certain Definitions.

          (a)    Terms Defined Above.    As used in this Second Amendment, the terms "Administrative Agent", "Borrower", "Credit Agreement", "Effective Date", "Lender", "Second Amendment" and "Wachovia" shall have the meanings indicated above.

          (b)    Terms Defined in Credit Agreement.    Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

        2.    Amendments to Credit Agreement.

          (a)    Defined Terms.    The following terms defined in Section 1.02 of the Credit Agreement are hereby amended as follows:

              (i)  The term "Agreement" is hereby amended to mean the Credit Agreement, as amended and supplemented by this Second Amendment and as the same may from time to time be further amended or supplemented.

            (ii)  The term "Applicable Margin" is hereby deleted in its entirety and the following is inserted in substitution thereof:

              "Applicable Margin" shall mean:

          (a)  Intentionally Omitted.

          (b)  From and including September 1, 2002, and at all times thereafter, the applicable per annum percentage is determined as follows:

              (i)  If the Borrower's credit rating on its senior secured Debt issued in conjunction with the HY-SL Facility is BB or better from S&P or Ba2 or better from Moody's, then the Applicable Margin shall be the applicable per annum percentage set forth at the appropriate intersection in the table shown below based on the Total Leverage Ratio as in effect from time to time:

	Applicable Margin
Total Leverage Ratio	LIBOR Loans	Base Rate Loans	Commitment Fees
Greater than or equal to 4.75 to 1.0	2.25%	1.25%	.50%
Greater than or equal to 4.25 to 1.0, but less than 4.75 to 1.0	2.00%	1.00%	.50%
Greater than or equal to 3.75 to 1.0, but less than 4.25 to 1.0	1.75%	.75%	.375%
Greater than or equal to 3.25 to 1.0, but less than 3.75 to 1.0	1.50%	.50%	.375%
Less than 3.25 to 1.0	1.25%	.25%	.300%

            (ii)  If the Borrower's credit rating on its senior secured Debt issued in conjunction with the HY-SL Facility falls below BB from S&P or Ba2 from Moody's, then the Applicable Margin shall be the applicable per annum percentage rate set forth at the appropriate intersection in the table shown below based on the Total Leverage Ratio as in effect from time to time:

	Applicable Margin
Total Leverage Ratio	LIBOR Loans	Base Rate Loans	Commitment Fees
Greater than or equal to 4.75 to 1.0	2.50%	1.50%	.50%
Greater than or equal to 4.25 to 1.0, but less than 4.75 to 1.0	2.25%	1.25%	.50%
Greater than or equal to 3.75 to 1.0, but less than 4.25 to 1.0	2.00%	1.00%	.50%
Greater than or equal to 3.25 to 1.0, but less than 3.75 to 1.0	1.75%	.75%	.375%
Less than 3.25 to 1.0	1.50%	.50%	.375%

          (c)  For purposes of determining the Applicable Margin, the first test period for EBITDAR will be calculated as of September 30, 2002.

          Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio (which shall be calculated quarterly) shall take effect as of the first day of the fiscal quarter for which the Total Leverage Ratio is calculated."

            (iii)  The term "Total Debt" is hereby deleted in its entirety and the following is inserted in substitution thereof:

            "Total Debt" shall mean, at any time (without duplication), the sum of (i) 100% of Debt reflected on the balance sheet of the Borrower in accordance with GAAP, plus (ii) 100% of any amount funded (Debt and equity) under Operating Equipment Lease Facilities including the HY-SL Facility, plus (iii) 100% of any amount funded (Debt and equity) under the ABS Facility."

          (b)    Additional Defined Terms.    Section 1.02 of the Credit Agreement is hereby further amended and supplemented by adding the following new definition, which reads in its entirety as follows:

            "Second Amendment' shall mean that certain Second Amendment and Supplement to Senior Secured Revolving Credit Agreement dated as of September 30, 2002, among the Borrower, the Lenders and the Administrative Agent."

          (c)    Certain Financial Covenants.    Section 9.13(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(b)    Total Debt to EBITDAR.    The Borrower will not permit its Total Leverage Ratio as of the end of any Testing Period to be greater than 5.0 to 1.00."

        3.    Conditions Precedent.    In addition to all other applicable conditions precedent contained in the Credit Agreement, the obligation of the Lenders and the Administrative Agent to enter into this Second Amendment shall be conditioned upon the following conditions precedent:

          (a)  The Administrative Agent shall have received a copy of this Second Amendment, duly completed and executed by the Borrower; and

          (b)  The Administrative Agent shall have received such other information, documents or instruments as it or its counsel may reasonably request.

        4.    Default.    Any default under this Second Amendment shall constitute a default under the Credit Agreement.

        5.    Representations and Warranties.    The Borrower represents and warrants to the Lenders and the Administrative Agent that:

          (a)  there exists no Default or Event of Default, or any condition or act which constitutes, or with notice or lapse of time or both would constitute, an Event of Default under the Credit Agreement, as hereby amended and supplemented; and

          (b)  the Borrower has performed and complied with all covenants, agreements and conditions contained in the Credit Agreement, as hereby amended and supplemented, required to be performed or complied with by it; and

          (c)  the representations and warranties of the Borrower contained in the Credit Agreement, as hereby amended and supplemented, were true and correct when made, and are true and correct in all material respects at and as of the time of delivery of this Second Amendment.

        6.    Extent of Amendments.    Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Agreement are herein ratified and confirmed and shall remain in full force and effect.

        7.    Counterparts.    This Second Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and same instrument.

        8.    References.    On and after the Effective Date hereof, the terms "Agreement", "hereof", "herein", "hereunder", and terms of like import when used in the Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as amended and supplemented by this Second Amendment.

        THIS SECOND AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT

BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        This Second Amendment shall benefit and bind the parties hereto, as well as their respective assigns, successors, heirs and legal representatives.

[SIGNATURES ON THE FOLLOWING PAGE]

        EXECUTED as of the date first above written.

BORROWER:
UNIVERSAL COMPRESSION, INC.
By:	/s/ RICHARD W. FITZGERALD Name: Richard W. FitzGerald Title: Senior Vice President
LENDERS AND AGENTS:
WACHOVIA BANK, NATIONAL ASSOCIATION, Individually and as Administrative Agent
By:	/s/ DAVID E. HUMPHREYS Name: David E. Humphreys Title: Vice President
BANK ONE, NA (Main Office Chicago), Individually and as Syndication Agent
By:	/s/ DIANNE L. RUSSELL Name: Dianne L. Russell Title: Director
NATIONAL WESTMINSTER BANK PLC
By:	National Westminster Bank PLC, New York Branch
By:
Name: Title:
By:	National Westminster Bank PLC, Nassau Branch
By:
Name: Title:

THE BANK OF NOVA SCOTIA
By:	/s/ N. BELL Name: N. Bell Title: Senior Manager
DUETSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ CALLI S. HAYES Name: Calli S. Hayes Title: Managing Director
UNION BANK OF CALIFORNIA, N.A., Individually and as Documentation Agent
By:	/s/ SEAN MURPHY Name: Sean Murphy Title: Assistant Vice President

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  Exhibit 10.3
SECOND AMENDMENT AND SUPPLEMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT